ORGAN TRANSPORT SYSTEMS, INC.

(A Development Stage Company)

Financial Statements

September 30, 2010

                                                                                                                                          Page

INDEPENDENT AUDITORS’ REPORT                                                                                                                                                                                                                                         1

FINANCIAL STATEMENTS

Balance sheets                                                                                                                                                                                                                                                                             2

Statements of operations                                                                                                                                                                                                                                                           3

Statements of stockholders’ equity (deficit)                                                                                                                                                                                                                           4

Statements of cash flows                                                                                                                                                                                                                                                           5

Notes to financial statements                                                                                                                                                                                                                                                    6

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Organ Transport Systems, Inc.
Frisco, Texas

We have audited the accompanying balance sheets of Organ Transport Systems, Inc., a Nevada Corporation, (the “Company”), a development stage company, as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from inception, July 13, 1999, though December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Organ Transport Systems, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from inception, July 13, 1999, through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is currently a development stage company and has no established source of revenue. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moss, Krusick & Associates, LLC

February 24, 2011
Winter Park, Florida

Organ Transport Systems, Inc.
(A Development Stage Company)

BALANCE SHEETS

September 30, 2010 and December 31, 2009 and 2008

	September 30	December 31,
	2010	2009	2008
	(unaudited)

ASSETS

CURRENT ASSETS
Cash	$ 7,415	$ 385	$ 3,569
Prepaid expenses	6,181	6,181	6,181
Related party advances	-	-	3,500

Total current assets	13,596	6,566	13,250

Property, plant and equipment (net of accumulated
depreciation of $62,829, $59,981, and $56,183 respectively)	16,071	18,920	22,717
Patents	324,359	285,107	253,973

Total assets	$ 354,026	$ 310,593	$ 289,940

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 670,622	$ 396,876	$ 274,317
Accrued salaries	1,309,217	820,216	60,216
Notes payable and accrued interest	1,503,491	1,596,374	982,930

Total current liabilities	3,483,330	2,813,466	1,317,463

Long-term notes payable	-	-	354,244

Total liabilities	3,483,330	2,813,466	1,671,707

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value; 100,000,000
shares authorized. 18,717,310, 18,560,340
and 18,560,340 shares issued and outstanding
at September 30, 2010 and December 31, 2009
and 2008, respectively	18,718	18,561	18,561
Additional paid in capital	22,454,792	20,775,131	19,732,189
Deficit accumulated during the development stage	(25,602,814)	(23,296,565)	(21,132,517)

Total stockholders' equity (deficit)	(3,129,304)	(2,502,873)	(1,381,767)

Total liabilities and stockholders' equity	$ 354,026	$ 310,593	$ 289,940

Organ Transport Systems, Inc.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the Periods from Inception, July 13, 1999, to September 30, 2010

					Cumulative from
	Nine Months Ended		Year Ended		Inception to
	September 30,		December 31,		September 30,
	2010	2009	2009	2008	2010
	(unaudited)	(unaudited)			(unaudited)

REVENUES	$ -	$ -	$ -	$ -	$ -

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and payroll taxes	990,427	484,413	805,681	1,768,991	11,595,758
Research and development	-	825	632	266,594	3,910,433
Professional fees	120,015	106,104	130,874	279,894	3,321,141
Directors fees	988,303	270,774	826,740	507,581	3,064,748
Travel and entertainment	13,027	-	139	81,069	831,440
Rent	52,343	44,121	66,739	61,045	351,837
Contract labor	3,602	5,961	63,157	60,413	345,387
Advisor fees	-	40,837	124,687	77,771	331,224
Organizational costs	-	-	-	35,588	287,344
Insurance	25,753	29,432	29,151	41,126	185,612
Office expense	7,416	2,505	2,805	22,190	178,908
Management contract	-	-	-	-	160,350
Telephone and internet	4,545	16,551	12,921	20,927	141,260
Miscellaneous	1,499	598	737	7,569	100,318
Depreciation and amortization expense	2,848	2,848	3,797	3,797	62,828
Dues and subscriptions	599	-	-	1,658	48,091
Repairs and maintenance	-	-	-	-	23,952
Bad debt expense	-	-	-	-	11,996
Contributions	-	-	-	-	9,700

Loss from operations	(2,210,377)	(1,004,969)	(2,068,060)	(3,236,213)	(24,962,327)

Net interest income (expense)	(95,872)	(28,462)	(95,988)	(50,795)	(640,486)

Net loss	$ (2,306,249)	$ (1,033,431)	$ (2,164,048)	$ (3,287,008)	$ (25,602,813)

Organ Transport Systems, Inc.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Periods from Inception, July 13, 1999, to September 30, 2010
				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid In	Development	Equity
	Shares	Par Value	Capital	Stage	(Deficit)

Balance - July 13, 1999 (inception)	-	$ -	$ -	$ -	$ -

Common stock issued to founders for services, $.001 per share, 1999 - 2004	6,312,030	6,312	-	-	6,312

Converted notes payable to common stock, $.25 - $1.00 per share, 2000 - 2002	801,890	802	358,615	-	359,417

Common stock issued for cash, $.10 - $.62 per share, 2000 - 2002	1,240,000	1,240	428,760	-	430,000

Common stock issued for services, $.40 - $1.50 per share, 2000 - 2007	417,670	418	462,303	-	462,721

Converted notes payable to common stock, $1.00 per share, 2005	193,620	194	193,425	-	193,619

Common stock issued for cash, $1.00 - $1.75 per share, 2003 - 2007	7,847,790	7,847	9,273,245	-	9,281,092

Common stock issued for warrants exercised, $.10 - $.75 per share, 2004 - 2007	865,000	865	88,885	-	89,750

Stock option warrants issued for services, 2000 - 2007	-	-	5,580,945	-	5,580,945

Net loss for the period from July 13, 1999 (inception) to December 31, 2007	-	-	-	(17,845,509)	(17,845,509)

Balance - December 31, 2007	17,678,000	17,678	16,386,178	(17,845,509)	(1,441,653)

Common stock issued for cash, $1.00 - $2.00 per share	391,200	391	617,979	-	618,370

Common stock issued for services, $1.00 - $1.50 per share	9,750	10	10,740	-	10,750

Warrants exercised, $.10 per share	496,680	497	49,171	-	49,668

Cancel stock to issue warrants	(15,290)	(15)	-	-	(15)

Stock option warrants issued for services			2,668,121	-	2,668,121

Net loss for the year ended December 31, 2008	-	-	-	(3,287,008)	(3,287,008)

Balance - December 31, 2008	18,560,340	18,561	19,732,189	(21,132,517)	(1,381,767)

Stock option warrants issued for services	-	-	1,042,942	-	1,042,942

Net loss for the year ended December 31, 2009	-	-	-	(2,164,048)	(2,164,048)

Balance - December 31, 2009	18,560,340	18,561	20,775,131	(23,296,565)	(2,502,873)

Common stock issued for cash, $.66 - $1.88 per share (unaudited)	84,000	84	125,918	-	126,002

Common stock issued for warrants exercised, $.33 per share (unaudited)	72,970	73	23,713	-	23,786

Conversion of notes payable to stock option warrants (unaudited)	-	-	107,077	-	107,077

Stock option warrants issued for services (unaudited)	-	-	1,422,953	-	1,422,953

Net loss for the nine months ended September 30, 2010 (unaudited)	-	-	-	(2,306,249)	(2,306,249)

Balance - September 30, 2010 (unaudited)	18,717,310	$ 18,718	$ 22,454,792	$ (25,602,814)	$ (3,129,304)

Organ Transport Systems, Inc.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the Periods from Inception, July 13, 1999, to September 30, 2010
	Nine Months Ended		Years Ended		Inception to
	September 30,		December 31,		September 30,
	2010	2009	2009	2008	2010
	(unaudited)	(unaudited)			(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,306,249)	$ (1,033,431)	$ (2,164,048)	$ (3,287,008)	$ (25,602,813)
Adjustments to reconcile net loss to net
cash used by operations:
Depreciation expense	2,849	2,848	3,797	3,797	62,828
Stock based compensation expense	1,422,953	341,585	1,042,942	2,678,871	11,194,744
Interest accrued on notes payable	-	-	-	-	321,951
(Increase) decrease in related party advances	-	-	3,500	(3,500)	-
(Increase) decrease in prepaid expenses	-	-	-	-	(6,181)
Increase (decrease) in accounts payable
and accrued expenses	275,940	219,460	357,858	468,359	1,950,606
Increase (decrease) in accrued stock compensation	-	-	-	(707,718)
Increase (decrease) in bank overdraft	-	508	-	-	-
Increase (decrease) in accrued salaries	489,001	453,749	760,000	(403,736)	1,309,217

Net cash used by operating activities	(115,506)	(15,281)	4,049	(1,250,935)	(10,769,648)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-	-	-	(78,899)
Investment in patents	(39,252)	(18,743)	(31,134)	(32,147)	(324,360)

Net cash used by investing activities	(39,252)	(18,743)	(31,134)	(32,147)	(403,259)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	149,788	-	-	668,023	10,618,653
Proceeds from notes payable	12,000	30,455	32,400	30,000	1,089,900
Payments of notes payable	-	-	(8,499)	-	(528,231)

Net cash provided by financing activities	161,788	30,455	23,901	698,023	11,180,322

Net increase (decrease) in cash	7,030	(3,569)	(3,184)	(585,059)	7,415

Cash and equivalents, beginning of period	385	3,569	3,569	588,628	-

Cash and equivalents, end of period	$ 7,415	$ -	$ 385	$ 3,569	$ 7,415

Supplemental cash flow information:
Cash paid for interest	$ -	$ -	$ -	$ -	$ 4,500
Cash paid for income taxes	$ -	$ -	$ -	$ -	$ -

Significant non-cash activities
Notes payable converted to warrants	$ 107,077	$ -	$ -	$ -	$ 107,077
Notes payable converted to common stock	$ -	$ -	$ -	$ -	$ 553,036
Liabilities converted to notes payable	$ 2,194	$ -	$ 235,299	$ 598,686	$ 1,279,984

NOTE A – NATURE OF BUSINESS

1.	Organization and Purpose

Organ Transport Systems, Inc. (the “Company”, “OTS”), is a Nevada corporation incorporated on July 13, 1999, was formed for the purpose of providing organ transplant centers with new organ transportation technology to increase the efficiency and effectiveness of organ transportation.  The Company has developed human organ preservation technologies designed to revolutionize the organ transplantation industry by dramatically improving the quality and increasing the availability of vital organs. The Company’s strategic goal is to be the worldwide leader of technologically advanced products and services for the entire organ preservation and enhancement market. In June 2010, the Company was acquired by Healthcare of Today, Inc. in a stock/debt transaction.

2.	Nature of Operations

The Company’s assets at September 30, 2010 consisted of fixed assets and patents related to new organ transportation technology. The Company has developed a business plan that consists of providing new organ transportation technology to a target market. The Company’s strategy is to become the worldwide leader in a growing market for technologically advanced organ and tissue preservation and enhancement products and services. While OTS’ initial product, the LifeCradle® HR, is designed for the portable perfusion of the heart, the Company plans to offer a complete line of LifeCradle products for all solid human organs including the heart, liver, kidney, lungs, pancreas, intestines and tissues such as limbs. The Company plans to also offer perfusion solutions for use in its devices, as well as static storage solutions as a replacement for the current‚ “picnic-cooler” technology.

3.	Going Concern

The Company is currently a development stage company and has no established source of revenue. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management intends to raise financing through private or public equity financing or other means and interests that it deems necessary to provide the Company with the ability to continue in existence. The Company expects to begin actual manufacturing and sales operations in 2011.

4.	Risks and Uncertainties

If any of the following risks occur, the Company’s business, financial condition and operating results could materially suffer. The ultimate commercial success of OTS and its LifeCradle technologies is dependent upon, but not limited to, the timely and cost-effective completion of the following activities:

•	raising sufficient capital to fund operations as well as to make required payments on notes payable and other indebtedness;
•	completion of a final commercial device design for the LifeCradle heart device and perfusion solutions;

NOTE A – NATURE OF BUSINESS (continued)

•
development of a separate LifeCradle device and solution design, research, regulatory process, manufacturing process and other commercialization considerations for each heart and non-heart organs to be addressed by OTS (e.g. the lung, kidney, liver etc.);

•	manufacturing of LifeCradle devices and solutions in accordance with Good Manufacturing Practices and Quality System Regulations;
•	clinical study completion as well as FDA and other international government regulatory clearances separately for each LifeCradle organ device and solution;
•	acceptance of the LifeCradle organ device and solution in the marketplace by transplant surgeons and the greater transplant community;
•	adequate intellectual property (“IP”) protection with no infringement of competitor IP by OTS IP;
•	adequate reimbursement provided by government agencies, private insurers and other reimbursement parties in the US and internationally;
•	development of an effective sales and marketing team and strategies;
•	avoidance of materially adverse litigation related to product design and performance, adverse outcomes or intellectual property issues;
•	compliance with required FDA and other government regulatory and quality policies and procedures post product clearance ; and
•	the recruitment and retention of skilled, well-qualified OTS employees, consultants, advisors and additional team members to execute the OTS business plan and objectives.

The lack of successful completion of any of the above referenced activities, or other OTS activities required in order that OTS achieve its business objectives, could result in material adverse consequences to the OTS business and its prospects including, but not limited to, significant product and other commercialization time delays, material additional expenses, significant reductions in or possibly the elimination of revenues and profitability.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern.

As of June 24, 2010, the Company was owned 100% by Healthcare of Today, Inc. (“HOTI”), a California corporation, and therefore is consolidated within the financial statements of HOTI; however, the financial statements presented herein are the Company’s on a stand-alone basis.

2.	Unaudited Interim Financial Information

The accompanying balance sheet as of September 30, 2010, the statements of operations and of cash flows for the fiscal nine months ended September 30, 2010 and 2009, and the statement of stockholders’ equity (deficit) for the fiscal nine months ended September 30, 2010 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statement and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position at September 30,

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

2010 and results of operations and cash flows for the fiscal nine months ended September 30, 2010 and 2009. The financial data and other information disclosed in these notes to the consolidated financial statements related to the fiscal nine-month periods are unaudited. The results for the fiscal nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010 or for any other interim or future periods.

3.	Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage include company formation, equity issued for patents and technology, and fixed assets and further implementation of the business plan. The Company has not generated any revenues since inception.

4.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

5.	Cash and Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

6.	Intangible Asset

The cost of patent assets has been capitalized and is not being amortized. The Company will test for impairment of this asset on an annual basis by comparing the carrying amount to its estimated fair value.

7.	Property and Equipment

Property and equipment are stated at cost. Expenditures for major betterments and additions are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets will be charged to expense. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

8.	Accounting for Stock-Based Compensation

The Company adopted the provisions of FASB ASC 718-20, Stock Compensation – Awards Classified as Equity, which require companies to expense the estimated fair value of employee stock options and similar awards based on the fair value of the award on the date of grant. The cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. See Note I for a discussion of the Company’s stock-based compensation plans and assumptions used in determining stock-based compensation expense.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

9.	Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred. Research and development expenses include direct costs for salaries, employee benefits, subcontractors, facility related expenses, and stock-based compensation related to employees involved in the Company’s research and development.

10.	Concentrations of Credit Risk

The Company maintains its cash in a bank deposit account in a bank which participates in the Federal Deposit Insurance Corporation (FDIC) Program. As of September 30, 2010, December 31, 2009 and 2008, the Company had no balances in excess of federally insured limits.

11.	Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded and deducted from deferred tax assets when the deferred tax assets are not expected to be realized based on currently available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Management has analyzed its various federal and state filing positions and believes that its income tax filing positions and deductions are well documented and supported. Additionally, management believes that no accruals for tax liabilities are necessary. Therefore, no reserves for uncertain income tax positions have been recorded.

12.	Fair Value Measurement

U.S. GAAP for fair value measurements establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and notes payable approximates their fair values because of the short maturity of these instruments. The fair value of the Company’s intangible asset approximates carrying value and is based on the value of the consideration paid. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

13.	Recent Accounting Pronouncements Impacting Company

In June 2009, the FASB issued authoritative guidance establishing two levels of U.S. generally accepted accounting principles ("GAAP") authoritative and nonauthoritative and making the Accounting Standards Codification ("ASC") the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission. This guidance, which was incorporated into ASC Topic 105, "Generally Accepted Accounting Principles," was effective in 2009, and was used in preparation of these financial statements.

14.	Subsequent Events

Management has evaluated the effect subsequent events would have on the financial statements through the time these financial statements were available to be issued on February 24, 2011.

NOTE C – RELATED PARTY TRANSACTIONS

On June 24, 2010, the Company was acquired by Healthcare of Today, Inc. (“HOTI”) through its wholly owned subsidiary, OTS Acquisition Corp. At closing, HOTI acquired all outstanding shares of the Company in exchange for 5,833,333 shares of registered common shares of HOTI valued by HOTI at $12 per share. Additionally, HOTI exchanged all outstanding warrants and options to acquire common shares of the Company based on a specified conversion factor for its own warrants and options. Contingent consideration to be paid by HOTI includes promissory notes totaling $30,000,000 (“Note”) issued pro-rata to OTS selling stockholders and payable on the earlier of (i) within 30 days following the date HOTI files a Registration for an initial or secondary public offering on Form S-1 or similar form and such registration is declared effective or (ii) one year from Note issuance.  In the event that HOTI has not registered its shares for issuance in a public offering which results in sufficient cash on hand to repay the entire balance of the Note, HOTI shall make annual payments beginning one year from Note issuance to each Note holder on a pro-rata basis in an aggregate amount equivalent to ten percent (10%) of HOTI’s annual net income for the most recent fiscal year determined in accordance with generally accepted accounting principles (“GAAP”) until the Note is paid in full. In any event, the Note will be payable in full upon the tenth (10th) anniversary date of Note issuance.

HOTI has not yet completed its purchase price allocation to determine whether goodwill was to be recognized on the acquisition.

During the period from the date of acquisition of the Company by HOTI through September 30, 2010, the Company received certain management and administrative services from HOTI, its parent company, which also benefited HOTI.  Therefore, the parent company has elected not to bill the Company for these services, and these services are excluded from being recorded as expense by the Company.

Mr. Marshall Wenrich served as OTS Director of Engineering from 2006 through June 23, 2010 and received $10,000 of common stock for this service. Mr. Wenrich also served during this period of time as President of the The Realtime Group, an OTS product development vendor.

NOTE C – RELATED PARTY TRANSACTIONS (continued)

Ms. Stacie Hyatt, former employee, had a note payable from the Company in the amount of $107,077 that was exchanged for 100,000 OTS warrants to purchase common stock during the period in 2010 prior to the HOTI acquisition.

Tribute Medical Investments, LLC (“TMI”) is a limited liability, Texas corporation formed by the OTS senior management team in October 2006 to purchase the OTS warrants and royalty interests of the original inventors of the LifeCradle® technology. TMI paid the inventors an aggregate of $150,000 in cash for the warrants and royalty interests. TMI is owned by the following current and former management team members with the approximate ownership interest:

Michael Holder         51%
                           Tom Franklin            12%
                          Hyman White       11%
                          Howell Warner    10%
                         Stacie Hyatt                12%
                               Emily Edwards             5%

Following TMI’s purchase of the warrants and the royalty interest, TMI owned 671,348 shares of OTS common stock as well as a royalty agreement that provides the right to receive a royalty payment equivalent to 4% of OTS net revenues generated by the LifeCradle® product line.  Following the acquisition of OTS by HOTI, TMI was provided 210,051 HOTI shares, a $1,080,257 promissory note from HOTI and retained its royalty interest.

NOTE D – PROPERTY AND EQUIPMENT

A summary of property and equipment as of September 30, 2010 and December 31, 2009 and 2008 is as follows:

September 30,                                             December 31,
2010                                          2009             2008
(unaudited)

Electronic equipment                                           $           73,788                                             $      73,788                 $      73,788
Furniture and equipment                                                    5,112                                             5,112                 5,112
                                                                                                          78,900                                                     78,900                         78,900

Less accumulated depreciation                                      (62,829)                                               (59,980)                   (56,183)

                                                                                                    $           16,071                                              $      18,920                $      22,717

NOTE E – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at September 30, 2010, and December 31, 2009 and 2008:

September 30,                           December 31,
2010               2009             2008
(unaudited)

Accounts payable                                                  $         301,323                   $    196,193                   $    154,944
Accrued contractor’s fees                                              273,014                         200,270                            82,628
Accrued interest                                                                 95,872                               -                                   36,745
Accrued expenses – other                                                      413                  413                                -

                                                                                                  $            670,622                   $    396,876                   $    274,317

NOTE F – INCOME TAXES

Deferred income taxes result primarily from expected future tax benefits to be derived from net operating loss carryforwards. The Company has recorded a valuation allowance equal to the tax benefits of the net operating losses since it is uncertain that taxable income will be realized during future periods. As a result of the  acquisition of the Company on June 24, 2010 by HOTI, the  Company’s ability to utilize the operating loss carryforwards may be  limited under the change of control provisions of the Internal Revenue Code, Section 382. The net operating loss carryforwards expire between 2025 and 2030. The Company’s deferred tax assets and valuation allowances as of September 30, 2010 and December 31, 2009 and 2008 are as follows:

September 30,                           December 31,
2010                           2009             2008
(unaudited)

Deferred tax asset                                                      $      5,061,869                      $4,761,549                      $4,380,373
Valuation allowance                                                          (5,061,869)                     (4,761,549)                      (4,380,373)

Net deferred tax asset                                                $                -                    $           -                            $           -

NOTE G – NOTES PAYABLE

The following is a summary of related party notes payable at September 30, 2010 and December 31, 2009 and 2008:
	September 30, 2010	December 31,
		2009	2008
Description	(unaudited)

The Realtime Group

Related party note payable to The Realtime Group, president Marshall Wenrich served as OTS’ Director of Engineering. The note accrues interest at 7% per annum and matures on December 31, 2010.	$ 122,834	$ 122,834	$ 114,799

Musculoskeletal Transplant Foundation

Note payable to Musculoskeletal Transplant Foundation (MTF). The note accrues interest at the WSJ prime rate plus 2% and matures on December 31, 2010	822,217	822,217	708,488

University of Texas Southwestern Medical Center

Note payable to the University of Texas Southwestern Medical Center. The note accrues interest at 7% per annum and matures on the December 31, 2010.	326,320	326,320	326,320

NTEC, Inc.

Note payable to NTEC, Inc. The note accrues interest at 7% per annum and matures on December 31, 2010.	129,350	129,350	50,490

Employees and consultants

Notes payable to related parties – employees and consultants. The notes accrue interest at 7% per annum and mature December 31, 2010.	102,770	195,653	137,077

Total	$ 1,503,491	$ 1,596,374	$ 1,337,174

NOTE H – LEASE COMMITMENT

The Company leases office and lab space in a two story, 50,000 square foot building located in Frisco, Texas under a license agreement which terminated on October 31, 2010. The license agreement provides the Company with five offices and lab space, and full access to building common areas including conference rooms, break room / kitchen, reception area and common lab areas. The agreement also covers telephone, wired and wireless internet access, and utilities. The required monthly payment under the license agreement is $5,765. The agreement automatically renewed on a month to month basis at the previous agreed upon terms until either party notifies the other in writing of its intention to terminate the license agreement 30 days prior to the termination date.

NOTE I – STOCK BASED COMPENSATION

In 2008, the Company amended the adopted 2005 Equity Incentive Plan, under which shares of the Company’s common stock were reserved for issuance to employees. The Company also issued warrants to directors, officers and vendors for services. The Board of Directors determined the exercise price and the period over which the options and warrants became exercisable.

The fair value of each stock option and warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model. The expected life assumption is based on the expected life assumptions of similar entities. The expected volatility of the Company’s common stock is based on maximum volatility. The risk-free interest rate is the yield currently available on U.S. Treasury zero-coupon issues with a remaining term approximating the expected term used as the input to the Black-Scholes model. The relevant data used to determine the value of the stock option grants is as follows:

Year Ended                                     Nine Months Ended
December 31,                                        September 30,
2009             2008             2010             2009
          (unaudited)      (unaudited)

Weighted average risk-free interest rate                                 0.1%                   0.8%                       0.2%                   0.1%
Expected life in years                                                                   5 – 10                   5 – 10                      5 – 10                    5 - 10
Expected volatility                                                                          500%                  500%                     500%                  500%
Expected dividends                                                                          0.0%                   0.0%                       0.0%                   0.0%

The Company recognized stock based compensation expense in the statements of operations as follows:

                 Year Ended                                  Nine Months Ended                                      Inception to
                  December 31                                     September 30                                        September 30
             2009             2008             2010             2009                        2010
                      (unaudited)          (unaudited)                          (unaudited)

Advisor fees                                              $    124,687           $      77,771                $               -             $      40,837                      $         331,223
Research and development                                        -                  179,127                                 -                                -                             769,638
Payroll expense                                                78,354              1,667,357                     434,652                     25,663                             5,927,716
Contract labor                                                  13,162                    60,235                                  -                        4,311                                   60,097
Organizational costs                                                 -                               -                                   -                                 -                                   38,440
Professional fees                                                        -                  186,800                                  -                                 -                             1,002,993
Directors fees                                           826,739              507,581                988,301              270,774                    3,064,637

                                                                            $1,042,942             $2,678,871                $1,422,953            $    341,585                    $    11,194,744

On June 24, 2010, all outstanding warrants and options for 8,313,327 common shares of the Company were exchanged by the holders for options and warrants to acquire 2,597,915 common shares of Healthcare of Today, Inc.(“HOTI”) in conjunction with the acquisition of all of the outstanding shares of the Company by HOTI. At September 30, 2010, the Company had no outstanding warrants or options.

NOTE I – STOCK BASED COMPENSATION (continued)

The following table presents stock option activity under the 2005 Stock Option Plan and warrant activity:

         Weighted
         Average
Number of                     Exercise
Options               Price

Inception of the Company                                                                         -                      $           -
Granted                                                                                            6,333,294                                .38
Exercised                                                                                          (805,000)                                .13
Forfeited or canceled                                                                            -                     -

Outstanding at December 31, 2007                                           5,528,294                                .42

Granted                                                                                           1,566,397                                 .42
Exercised                                                                                         (496,680)                                .10
Forfeited or canceled                                                                            -                     -

Outstanding at December 31, 2008                                          6,598,011                                 .44

Granted                                                                                              695,295                                 .58
Exercised                                                                                                  -                                       -
Forfeited or canceled                                                                              -                    -

Outstanding at December 31, 2009                                          7,293,306                                .45

Granted                                                                                           1,092,991                                .39
Exercised                                                                                           (72,970)                                .30
Exchanged                                                                                    (8,313,327)                               .44

Outstanding at September 30, 2010 (unaudited)                           -                    -

NOTE J – SUBSEQUENT EVENT

Effective January 24, 2011, Stanford Management, Ltd. (the “Registrant”), a Delaware Corporation headquartered in the Philippines, entered into a definitive Acquisition Agreement to acquire all of the issued and outstanding stock of the Company.  That acquisition has closed on February 18, 2011.

Under the terms of the Acquisition Agreement, Registrant acquired 100 percent of the issued and outstanding shares of the Company from its sole shareholder, Healthcare of Today, Inc., in exchange for the issuance of 78,255,000 common shares of Registrant representing sixty (60) percent of the resulting issued and outstanding common shares of Registrant on a fully diluted basis (the “Share Exchange”), which shares will thereafter be non-dilutable and will always maintain a sixty (60) percent ownership in Registrant.  All outstanding liabilities of Registrant have been discharged, paid or converted into equity at closing and the existing mining operations of Registrant were transferred at closing to Executor Capital, Inc., a Belize corporation, for the assumption of all such liabilities.  The current officers and directors of Registrant also resigned at Closing and appointed Michael Holder and Hyman White as the directors of the Registrant, effective February 18, 2011.  The name of Registrant also has been changed to Allezoe Medical Holdings, Inc., to reflect its new business direction, and the trading symbol for its common stock has been changed to ALZM.